UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
10000 Alliance Road, Cincinnati, Ohio		45242
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                                                                                                           (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. – Regulation FD Disclosure.

As provided in the press release furnished as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated April 23, 2009, the Registrant observed indicators of potential impairment of its goodwill, including the impact of the Registrant’s declining stock price and deteriorating industry conditions.  These indicators caused the Registrant to conduct a preliminary interim goodwill impairment analysis and record an estimated non-cash goodwill impairment charge of $957,000 ($746,000 inclusive of the income tax effect) in the quarter ended March 31, 2009.

On May 15, 2009, the Registrant completed an expanded analysis of the non-cash goodwill impairment charges that had been recorded in June 2008 and December 2008.  As a result of this goodwill impairment analysis, the Registrant concluded that it must reduce the June 2008 non-cash goodwill impairment charge by $974,000 ($674,000 inclusive of the income tax effect) and restore $974,000 of goodwill to the June 30, 2008 balance sheet.  Additionally, the Registrant concluded that it must increase the December 2008 non-cash impairment charge by a net amount of $581,000 ($315,000 inclusive of the income tax effect) and reduce goodwill on the revised balance sheet accordingly.  The net effect to the Registrant of these adjustments to the non-cash goodwill impairments was a net reduction of the impairment charges of $393,000 ($359,000 inclusive of the income tax effect) and a net restoration of $393,000 of goodwill to the March 31, 2009 balance sheet.

The impairment charge will not result in any cash expenditures, will not affect the Registrant’s cash position, cash flow from operating activities or liquidity position, does not affect the Registrant’s compliance with its loan covenants, and does not have any effect on current or future operations of the Registrant.

On May 19, 2009, the Registrant issued a press release concerning the goodwill impairment charges discussed above. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 8.01. – Other Events.

The Registrant and its registered independent public accounting firm, Deloitte & Touche, LLP, have concluded that at June 30, 2008, the Registrant had a material weakness in its internal control over financial reporting relating to the goodwill impairment charges.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis. As a result, the Registrant intends to amend its Form 10-K for the fiscal year ended June 30, 2008 and its Form 10-Qs for the periods ended September 30, 2008 and December 31, 2008 to reflect the existence of this material weakness.  Once these amended filings are made, the Registrant expects to file its Form 10-Q for the quarter and nine months ended March 31, 2009.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

99	Press Release Dated May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

Date: May 19, 2009	/s/Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Accounting Officer)